Exhibit 1.1

Execution Version

J.P. MORGAN SECURITIES LLC

VALERO ENERGY PARTNERS LP

$500,000,000 4.375% Senior Notes due 2026

Underwriting Agreement

December 2, 2016

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 4.375% Senior Notes due 2026 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 30, 2016 (the “Base Indenture”) by and between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by an officers’ certificate establishing the terms of the Securities pursuant to Section 301 of the Base Indenture (the “Officers’ Certificate”) to be dated as of December 9, 2016 (as so amended and supplemented, the “Indenture”). This Underwriting Agreement is herein referred to as the “Agreement.”

This Agreement is to confirm the agreement among the Partnership and Valero Energy Partners GP LLC, a Delaware limited liability company, and general partner of the

Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Securities from the Partnership by the Underwriters. The Partnership, the General Partner, Valero Partners Operating Co. LLC, a Delaware limited liability company (“OLLC”), and the Operating Companies (as defined below) are collectively referred to herein as the “Valero Entities.”

Each of the Partnership Parties hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statements. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as amended by Post-Effective Amendment No. 1 on November 30, 2016 (File No. 333-208052), including a related base prospectus, relating to the public offering and sale of certain securities, including the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; as used herein, the term “Base Prospectus” means the base prospectus included in the Registration Statement at the time of effectiveness; “Preliminary Prospectus” means any preliminary prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Securities; and “Prospectus” means the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any final prospectus supplement thereto relating to the Securities. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:15 P.M., New York City time, on December 2, 2016, the time when sales of the Securities were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated December 2, 2016, and each Issuer Free Writing Prospectus (as defined below) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) The Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.309% of the principal amount thereof plus accrued interest, if any, from December 9, 2016 to the Closing Date (as defined below).

(b) The Partnership understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Partnership acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP at 811 Main St., Ste. 3700, Houston, Texas 77002, at 10:00 A.M., New York City time, on December 9, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Partnership acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, neither any Representative nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto. Any review by any

Representative or any other Underwriter of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Partnership or any other person.

3. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. None of the Valero Entities (including each of their agents and representatives, other than the Underwriters in their capacity as such) have prepared, used, authorized, approved or referred to and none will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Valero Entities or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v)

any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.

(d) Registration Statements and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Securities has been initiated or, to the Partnership Parties’ knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Partnership and each acquired entity or business included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Partnership or such acquired entity or business as of the dates indicated and the results of the Partnership’s and such acquired entity’s or businesses operations and the changes in the Partnership’s and such acquired entity’s or businesses’ cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the selected historical financial data included under the caption “Selected Financial Data” included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which they have been derived, except as described therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus that are not included as required; the Valero Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in or incorporated by reference in the Registration Statement (excluding the exhibits thereto), the Time of Sale Information and the Prospectus; and all disclosures contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(g) Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith

(h) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change in the capitalization of the Valero Entities, any material change in the short-term debt or long-term debt of the Valero Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any Valero Entity on any class of equity securities, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Valero Entities, taken as a whole; (ii) no Valero Entity has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Valero Entities, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Valero Entities, taken as a whole; and (iii) no Valero Entity has sustained any loss or interference with its business that is material to the Valero Entities, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(i) Organization and Good Standing. Each of the Valero Entities has been duly formed and each is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority to own or lease and to operate its properties and conduct its business as described in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Securities; each of the Valero Entities is, and at the Closing Date will be, duly qualified to do business and will be in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification; except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Valero Entities, taken as a whole (a “Material Adverse Effect”).

(j) Outstanding Partnership Equity. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 67,354,766 Common

Units and the Incentive Distribution Rights (as defined in the Partnership Agreement, and herein referred to as “IDRs”). All such Common Units and the limited partner interests represented thereby and the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(k) General Partner. The General Partner has, and, at the Closing Date will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Time of Sale Information and the Prospectus; the General Partner is, and at the Closing Date will be, the sole general partner of the Partnership, and as of the date hereof owns (1) 1,374,268 general partner units representing a 2% general partner interest in the Partnership (“General Partner Units”) and (2) 100% of the IDRs; the General Partner’s general partner interest in the Partnership has been duly authorized and validly issued in accordance with the Partnership Agreement; the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs and the General Partner Units free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or under the (i) Third Amended and Restated Revolving Credit Agreement, dated as of November 12, 2015, among Valero Energy Corporation, JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein, (ii) Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015, by and between Valero Energy Partners LP and Valero Energy Corporation and the parties named therein (relating to $160 million in subordinated loans); and (iii) Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015, by and between Valero Energy Partners LP and Valero Energy Corporation and the parties named therein (relating to $395 million in subordinated loans) (collectively, the “Credit Agreements”)).

(l) Equity of the Partnership Parties held by Sponsor. As of the date hereof, Valero Terminaling and Distribution Company, a Delaware corporation (“VTDC”), owns (A) 45,687,271 Common Units (the “Sponsor Units”) and (B) all of the limited liability company interests in the General Partner; all of the limited liability company interests in the General Partner have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and VTDC owns the Sponsor Units and the limited liability company interests in the General Partner, in each case, free and clear of all Liens (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or under the Credit Agreements or the GP LLC Agreement, as applicable).

(m) Equity Interests held by the Partnership. As of the date hereof, the Partnership owns all of the limited liability company interests in OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OLLC (as the same may be amended or restated at or prior to the Closing Date, the “OLLC LLC Agreement”), and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in the OLLC LLC Agreement, (ii) Liens created or arising under the Credit Agreements or (iii) as described in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) Equity Interests held by OLLC. As of the date hereof, OLLC owns, directly or indirectly, all of the limited liability company interests in each of Valero MKS Logistics, L.L.C., a Delaware limited liability company, Valero Partners EP, LLC, a Delaware limited liability company, Valero Partners Houston, LLC, a Delaware limited liability company, Valero Partners Louisiana, LLC, a Delaware limited liability company, Valero Partners Lucas, LLC, a Delaware limited liability company, Valero Partners Memphis, LLC, a Delaware limited liability company, Valero Partners North Texas, LLC, a Delaware limited liability company, Valero Partners Operating Co. LLC, a Delaware limited liability company, Valero Partners PAPS, LLC, a Delaware limited liability company, Valero Partners South Texas, LLC, a Delaware limited liability company, Valero Partners West Memphis, LLC, a Delaware limited liability company, Valero Partners Wynnewood, LLC, a Delaware limited liability company, Valero Partners CCTS, LLC, a Delaware limited liability company, Valero Partners Corpus East, LLC, a Delaware limited liability company, Valero Partners Corpus West, LLC, a Delaware limited liability company, Valero Partners McKee, LLC, a Delaware limited liability company, Valero Partners Meraux, LLC, a Delaware limited liability company and Valero Partners Three Rivers, LLC, a Delaware limited liability company (each, an “Operating Company” and collectively, the “Operating Companies”); all such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Operating Company (as the same may be amended or restated at or prior to the Closing Date, collectively, the “Operating Company LLC Agreements”), and are fully paid (to the extent required by each of the Operating Company LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns, directly or indirectly, such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in each of the Operating Company LLC Agreements, (ii) Liens created or arising under the Credit Agreements or (iii) as described in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) Restrictions on the Valero Entities’ Ownership of Securities. Other than the General Partner’s ownership of the General Partner Units and the IDRs and the Partnership’s ownership, directly or indirectly, as applicable, of all of the limited liability company interests in OLLC and each of the Operating Companies, the General Partner will not, at the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of all of the limited liability company interests in OLLC and OLLC’s ownership of all of the limited liability company interests in each of the Operating Companies, none of the Partnership, OLLC or any of the Operating Companies will own, at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) Due Authorization. Each of the Partnership Parties has all requisite partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the Partnership has all requisite partnership power and authority to execute and deliver the Securities and the Indenture (the Securities and the Indenture, collectively with this Agreement, the “Transaction Documents”) and to perform its obligations thereunder. As of the Closing Date, all partnership or limited liability company action, as applicable, required to be taken by each of the Partnership Parties for the authorization, execution and delivery of each of the Transaction Documents, and the consummation of the transactions contemplated thereby, shall have been validly taken.

(q) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Partnership. The Officers’ Certificate has been duly authorized by the Partnership and on the Closing Date will be duly executed and delivered by the officers designated in the Base Indenture, on behalf of the Partnership. When duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture will conform in all material respects to the requirements of the Trust Indenture Act and, on the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act.

(r) The Securities. The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(s) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(t) No Violation or Default. No Valero Entity is (i) in violation of its partnership agreement, limited liability company agreement, charter, by-laws or other similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which such Valero Entity is a party or by which such Valero Entity is bound or to which any of the property or assets of any Valero Entity is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Valero Entity or any of its properties or assets except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect and that would not, individually or in the aggregate, materially impair the ability of the Partnership Parties to consummate the transactions contemplated by the Transaction Documents.

(u) No Conflicts. The execution, delivery and performance by any Partnership Party of this Agreement, the issuance and sale of the Securities (and the compliance by the Partnership with the terms thereof), the execution, delivery and performance by the Partnership of the Securities and the Indenture, the consummation by the Partnership Parties of the transactions contemplated by the Transaction Documents and the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created or arising under the Credit Agreements) upon any property or assets of any Valero Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Valero Entity is a party or by which any Valero Entity is bound or to which any of the property of any Valero Entity is subject, (ii) result in any violation of the provisions of the partnership agreement, limited liability company agreement, charter, by-laws or other similar organizational documents of any Valero Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Valero Entity or any of its properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, materially impair the ability of the Partnership Parties to consummate the transactions contemplated by the Transaction Documents.

(v) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the execution, delivery and performance by any Partnership Party of this Agreement, the issuance and sale of the Securities (and the compliance by the Partnership with the terms thereof), the execution, delivery and performance by the Partnership of the Securities and the Indenture, and the consummation by the Partnership Parties of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act and the Exchange Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Closing Date will be obtained, (vi) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect and would not, individually or in the aggregate, materially impair the ability of the Partnership Parties to consummate the transactions contemplated by the Transaction Documents, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act or (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Securities under the Securities Act or the Exchange Act.

(w) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened to which any Valero Entity is or may be a party or to which any property of any Valero Entity is or may be the subject that, individually or in the aggregate, if determined adversely to a Valero Entity, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by the Transaction Documents.

(x) Independent Accountants. KPMG LLP, which has audited certain financial statements of the Partnership and certain entities and businesses acquired by the Partnership, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y) Title to Real and Personal Property. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect, the Valero Entities have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by any of them, free and clear of all Liens, other than Liens created or arising under the Credit Agreements or as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Information and the Prospectus, and all the property described in the Registration Statement, the Time of Sale Information and the Prospectus as being held under lease by the Valero Entities are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(z) Easements and Rights-of-Way. The Valero Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Information and the

Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the Valero Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Valero Entities, taken as a whole.

(aa) Title to Intellectual Property. Each of the Valero Entities owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The Valero Entities have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with their patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(bb) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Valero Entity, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Valero Entity, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(cc) Investment Company Act. None of the Valero Entities is now or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd) Taxes. The Valero Entities have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Valero Entity or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Licenses and Permits. The Valero Entities possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Valero Entities has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(ff) No Labor Disputes. No labor disturbance by or dispute with employees of any of the Valero Entities exists or, to the knowledge of the Partnership Parties, is contemplated or threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(gg) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus: (i) the Valero Entities and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Valero Entities, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Valero Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Partnership Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Valero Entities currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.

(hh) Hazardous Materials. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Valero Entities (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions the Valero Entities would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any Valero Entity, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 3(gg) and this Section 3(hh) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ii) Periodic Review of Environmental Laws. In the ordinary course of their business, the Valero Entities conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the Valero Entities have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(jj) Disclosure Controls. The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(kk) Insurance. The Valero Entities have, or are entitled to the benefit of, insurance covering their respective properties, assets, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Valero Entities and their respective businesses in a commercially reasonable manner; and no Valero Entity which holds insurance for the benefit of any Valero Entity has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(ll) Internal Accounting Controls. The Partnership maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Parties’ internal accounting controls are effective and none of the Partnership Parties is aware of any material weaknesses in the accounting controls of the Partnership.

(mm) No Unlawful Payments. None of the Valero Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee, agent or affiliate of any Valero Entity nor any other person associated with or acting on behalf of any Valero Entity has (i) used any Valero Entity funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Valero Entities have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn) Compliance with Money Laundering Laws. The operations of the Valero Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Valero Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Valero Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(oo) No Conflicts with Sanctions Laws. None of the Valero Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee agent, or affiliate of any Valero Entity nor any other person associated with or acting on behalf of any Valero Entity is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is any Valero Entity located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and no Valero Entity will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since December 16, 2013, no Valero Entity has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions in violation of such Sanctions or with any Sanctioned Country in violation of such Sanctions.

(pp) No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the

Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreements or as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus.

(qq) No Broker’s Fees. None of the Valero Entities has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Valero Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Partnership to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ss) No Stabilization. The Valero Entities and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(tt) Statistical and Market Data. Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(uu) Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, were, and on the Closing Date will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(ww) XBRL. The eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx) Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(yy) Description of the Indenture and the Securities. The Indenture and the Securities, when issued and delivered in accordance with the terms of this Agreement and the Indenture, will conform in all material respects to the applicable descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

4. Further Agreements of the Partnership Parties. The Partnership Parties jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, as soon as practicable after the date of this Agreement in such quantities as the Representatives may reasonably request for the purposes contemplated for purposes of the Securities Act; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Securities may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules). The Partnership will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representatives, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Representatives, for distribution to each Underwriter, (A) a conformed copy of the Registration Statement and each amendment thereto (without exhibits), as originally filed with the Commission, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request for the purpose contemplated by the Securities Act. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects in writing.

(d) Notice to the Representatives. The Partnership will advise the Representatives promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(g) Blue Sky Compliance. The Partnership will furnish such information as may be required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Partnership shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to service of process in any such jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not now so subject.

(h) Earning Statement. The Partnership will make generally available (within the meaning of Rule 158 under the Securities Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, to deliver to the Representatives, as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act of the Commission promulgated thereunder.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Partnership Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by either Partnership Party and having a tenor of more than one year, or publicly disclose the intention to make such offer, sale, disposition or filing.

(j) Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Partnership will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. The Partnership Parties, and their respective directors or officers, affiliates or controlling persons, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(m) Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary

Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Partnership.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Partnership Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Statement Effectiveness. If the Partnership has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have been filed and shall have become effective under the Securities Act. If Rule 430A or 430B under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Partnership Parties, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Representations and Warranties. The representations and warranties of each Partnership Party contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each Partnership Party and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(d) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Partnership that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (including, for purposes of this Section, any rating indicated by the Partnership as of the date of this Agreement as the rating confirmed, orally or in writing, to the Partnership by any such rating organization as the rating to be assigned to the Securities), (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(e) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(f) No Objections. No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected to in writing.

(g) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date, (i) a certificate of two officers of the General Partner, which shall be the Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President, Chief Financial Officer and Treasurer, or any Vice President named in the Registration Statement, confirming that (x) such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Partnership Parties in this Agreement are true and correct and that the Partnership Parties have complied with all agreements and satisfied all conditions that are to be performed or satisfied by the Partnership Parties hereunder at or prior to the Closing Date, and (y) the conditions set forth in Sections 6(a) and 6(e) above have been met.

(h) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(i) Opinion of Counsel for the Partnership. Baker Botts L.L.P., counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(j) Opinion of General Counsel for the General Partner. Jay D. Browning, Senior Vice President and General Counsel of the General Partner, shall have furnished to the Representatives, at the request of the Partnership, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2 hereto.

(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Valero Entities in their respective jurisdictions of organization and good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(o) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Partnership and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Partnership and duly authenticated by the Trustee.

(p) Ratings. At the Closing Date, the Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, as specified in the Pricing Term Sheet listed on Annex A.

(q) Additional Documents. On or prior to the Closing Date, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Partnership Parties agrees, severally and jointly, to indemnify and hold harmless each Underwriter, its partners, employees, agents, members, directors and officers, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Securities, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that any such Underwriter or any such person may incur, insofar as such loss, claim, damage or liability arises out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including the Preliminary Prospectus, or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Time of Sale Information (including the Time of Sale Information if subsequently amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership or the General Partner in writing by such Underwriter by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in subsection (b) below.

(b) Indemnification of the Partnership Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their respective partners, employees, agents, members, directors and officers and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership or the General Partner in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or the Time of Sale Information (including the Time of Sale Information if subsequently amended), it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the statement in the second sentence of the third paragraph under the section titled “Underwriting,” (ii) the statements in the fourth and sixth paragraphs under the section titled “Underwriting” insofar as such statements relate to the amount of any selling concession or reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters and (iii) the information furnished on behalf of the Underwriters under the caption “Underwriting—Relationships.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or Section 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or Section 7(b) above except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or Section 7(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person, on the advice of counsel, shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel required under the rules of the applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for any Underwriter, its affiliates, partners, employees, agents, members, directors and officers, any control persons of such Underwriter, and any successor or assign of the foregoing persons, shall be designated in writing by the Representatives and any such separate counsel for any Partnership Party, its affiliates, partners, employees, agents, members, directors and officers and any control persons of any Partnership Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any such Indemnified Person.

(d) Contribution. If the indemnification provided for in Sections 7(a) and 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Person under such section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the

Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to in this subsection shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such claim or action.

(e) Limitation on Liability. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. Notwithstanding the provisions of Sections 7(d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to Sections 7(d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in Sections 7(a) through 7(e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership and each other Underwriter, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market; (ii) trading of the Partnership’s Common Units shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any downgrading of the type described in Section 6(d); (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus. If the Representatives elect to terminate this Agreement as provided in this Section 9, the Partnership shall be notified promptly in writing.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder (other than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof), the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in Section 10(b)

above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership Parties, jointly and severally, will pay or cause to be paid all costs, expenses and fees in connection with (i) the registration, issuance, sale, preparation and delivery of the Securities and any taxes payable upon the issuance, sale and delivery of the Securities to the Underwriters; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the furnishing of copies of each thereof to the Underwriters; (iii) reproducing and delivering each of the Transaction Documents; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of any blue sky memorandum to the Underwriters (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any trustee and any paying agent of the Securities (including related fees and expenses of counsel to such parties); (vii) application fees incurred in connection with any filing with FINRA; (viii) any fees charged by rating agencies for the rating of the Securities; (ix) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the NYSE and any registration thereof under the Exchange Act; (x) the approval of the Securities for book-entry transfer by DTC; (xi) all expenses incurred by the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Partnership Parties; and (xii) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section.

(b) If (i) this Agreement is terminated pursuant to Sections 9(ii) or 9(iv), (ii) the Partnership for any reason fails to tender the Securities for delivery to the Underwriters (other than as a result of the default by one or more of the Underwriters in its or their respective obligations hereunder) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Partnership Parties (in addition to paying the amounts described in Section 11(a)) jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and any controlling persons, partners, members and affiliates referred to in Section 7, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of the Partnership Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership Parties or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Facsimile No.: (212) 834-6081; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile No.: (646) 855-5958, Attention: High Grade Transaction Management/Legal; and Morgan Stanley & Co. LLC, 1585 Broadway New York, New York 10036, Attention: Global Capital Markets Syndicate Desk, Facsimile No.: (714) 755-8290. Notices to any Partnership Party shall be given to it at One Valero Way, San Antonio, TX 78249, Attention: General Counsel, Facsimile No.: (210) 345-3214, with a copy to (which shall not constitute notice) Baker Botts L.L.P., 910 Louisiana St., Houston, TX 77002, Attention: Gerald M. Spedale, Facsimile No.: (713) 229-7734.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

(d) Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties each consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Partnership Party and may be enforced in any other courts the jurisdiction of which such Partnership Party is or may be subject, by suit upon such judgment.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

VALERO ENERGY PARTNERS LP

By: Valero Energy Partners GP LLC, its General Partner

By:	/s/ Donna M. Titzman
	Name:	Donna M. Titzman
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer

VALERO ENERGY PARTNERS GP LLC

By:	/s/ Donna M. Titzman
	Name:	Donna M. Titzman
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Kevin Wehler
	Name:	Kevin Wehler
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Jason Holton
	Name:	Jason Holton
	Title:	Executive Director

Acting severally on behalf of themselves and the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$83,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$83,000,000
Morgan Stanley & Co. LLC	$83,000,000
Credit Suisse Securities (USA) LLC	$32,500,000
PNC Capital Markets LLC	$32,500,000
SMBC Nikko Securities America, Inc.	$32,500,000
SunTrust Robinson Humphrey, Inc.	$32,500,000
U.S. Bancorp Investments, Inc.	$32,500,000
Barclays Capital Inc.	$8,850,000
BNP Paribas Securities Corp.	$8,850,000
Citigroup Global Markets Inc.	$8,850,000
Lloyds Securities Inc.	$8,850,000
Mizuho Securities USA Inc.	$8,850,000
MUFG Securities Americas Inc.	$8,850,000
RBC Capital Markets, LLC	$8,850,000
Scotia Capital (USA) Inc.	$8,850,000
TD Securities (USA) LLC	$8,850,000
Wells Fargo Securities, LLC	$8,850,000

Total	$500,000,000

Schedule 1

Annex A

Issuer Free Writing Prospectus

•	Pricing Term Sheet, dated December 2, 2016, substantially in the form of Annex B.

Annex A

Annex B

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-208052

December 2, 2016

Pricing Term Sheet

Valero Energy Partners LP

Pricing Term Sheet

$500,000,000 4.375% Senior Notes due 2026

Issuer:	Valero Energy Partners LP

Pricing Date:	December 2, 2016

Settlement Date:*	December 9, 2016 (T+5)

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2017

Denominations:	$2,000 × 1,000

Principal Amount:	$500,000,000

Title:	4.375% Senior Notes due 2026

Maturity Date:	December 15, 2026

Benchmark Treasury:	2.000% due November 15, 2026

Benchmark Treasury Price and Yield:	96-21; 2.380%

Spread to Benchmark Treasury:	T+200 bps

Coupon:	4.375%

Price to Public:	99.959%

Yield to Maturity:	4.380%

Make-Whole Call:	T+30 bps

Par Call:	On and after September 15, 2026 (the date that is three months prior to the Maturity Date)

CUSIP/ISIN:	91914JAA0 / US91914JAA07

Annex B

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Pro Forma Ratio of Earnings to Fixed Charges:	After giving effect to this offering and the application of the net proceeds as described in “Use of Proceeds” in the preliminary prospectus supplement, the ratio of earnings to fixed charges on a pro forma basis would have been 7.8x for the nine months ended September 30, 2016 and 5.2x for the fiscal year ended December 31, 2015.

*	Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle T+5 (on December 9, 2016) to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date hereof or the next succeeding business day should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1 (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1 (800) 294-1322 or Morgan Stanley & Co. LLC at 1 (800) 624-1808 or 1 (212) 761-1057.

This pricing term sheet supplements the preliminary prospectus supplement filed by Valero Energy Partners LP on December 2, 2016 relating to the prospectus dated November 30, 2016.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Annex B

Annex C-1

Form of Opinion of Baker Botts L.L.P.

1. Formation and Qualification of Partnership Parties. Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with the limited partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to transact business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Exhibit A attached hereto.

2. Formation and Qualification of Valero Entities. Each of the Valero Entities (other than the Partnership Parties) (the “Delaware Valero Entities”) is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Delaware Valero Entities is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction set forth opposite its name on Exhibit A attached hereto.

3. Valid Issuance of the Securities. The Securities have been duly authorized by all necessary limited partnership action on the part of the Partnership and, when issued and delivered by the Partnership, duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their terms and entitled to the benefits provided by the Indenture.

4. Authorization of the Indenture. The Indenture has been duly authorized by all necessary limited partnership action on the part of the Partnership and duly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding instrument of the Partnership enforceable against the Partnership in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

5. Authorization of the Underwriting Agreement. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of the Partnership Parties and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.

Annex C-1

6. Power and Authority to Act as General Partner of the Partnership and Ownership of the General Partner Interest and Incentive Distribution Rights. The General Partner has the limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus; the General Partner is the sole general partner of the Partnership and, as of the date hereof, owns (i) 1,374,268 General Partner Units which represent an approximate 2% general partner interest in the Partnership and (ii) 100% of the IDRs; the General Partner Units and the general partner interests represented thereby have been duly authorized and are validly issued in accordance with the Partnership Agreement; the IDRs and the limited partner interests represented thereby have been duly authorized and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs and the General Partner Units free and clear of all Liens (other than as provided for in the Partnership Agreement, restrictions on transferability under the Credit Agreements or as described in the Registration Statement, the Time of Sale Information and the Prospectus) (i) in respect of which a financing statement under the UCC naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

7. Ownership of the Sponsor Units and the General Partner. VTDC owns (i) 45,687,271 common units representing limited partner interests in the Partnership (the “Sponsor Units”) and (ii) all of the limited liability company interests in the General Partner (the “GP LLC Interests”); such Sponsor Units and the limited partner interests represented thereby have been duly authorized and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); such GP LLC Interests have been duly authorized and are validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and VTDC owns the Sponsor Units and the GP LLC Interests, in each case, free and clear of all Liens (other than as provided for in the Partnership Agreement (with respect to the Sponsor Units) or the GP LLC Agreement (with respect to the GP LLC Interests), the Credit Agreements, or as described in the Registration Statement, the Time of Sale Information and the Prospectus) (i) in respect of which a financing statement under the UCC naming VTDC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or Delaware LLC Act, as applicable.

8. Ownership of OLLC. The Partnership owns all of the limited liability company interests in OLLC (the “OLLC Interests”); such OLLC Interests have been duly authorized and are validly issued in accordance with the OLLC LLC Agreement, fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except

Annex C-1

as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns the OLLC Interests free and clear of all Liens (other than as provided for in the OLLC LLC Agreement and the Credit Agreements or as described in the Registration Statement, the Time of Sale Information and the Prospectus) (i) in respect of which a financing statement under the UCC naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

9. Authority to Issue and Sale Securities. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus.

10. Enforceability of the Operative Agreements. Each of the Partnership Agreement, the GP LLC Agreement and the OLLC LLC Agreement (collectively, the “Operative Agreements”) have been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of the Valero Entities party thereto; each of the Operative Agreements have been duly executed and delivered by each of the Valero Entities party thereto; and, assuming the due authorization, execution and delivery by the other parties thereto, each of the Operative Agreements are valid and legally binding agreements of the Valero Entities party thereto, enforceable against such Valero Entities in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

11. Non-contravention. The execution and delivery by each of the Partnership Parties, as applicable, of the Underwriting Agreement and the Indenture, the offering, issuance and sale by the Partnership of the Securities, and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus does not and will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Valero Entity pursuant to, any of the agreements listed on Schedule I attached hereto, (ii) result in any violation of the provisions of the certificates of limited partnership or formation of the Partnership Parties, the Partnership Agreement or the GP LLC Agreement or (iii) contravene any provision of Applicable Law, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Partnership to consummate the transactions contemplated by the Underwriting Agreement.

Annex C-1

12. No Consents. No consent, approval, authorization, order, license, registration or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of the Partnership Parties or their properties or assets is required under Applicable Law for the execution and delivery of the Underwriting Agreement and the Indenture by the Partnership Parties, as applicable, the offering, issuance and sale by the Partnership of the Securities, and the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus, except (i) such as have been obtained or made under the Securities Act and the Securities Exchange Act of 1934, as amended, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iii) under the by-laws and rules and regulations of FINRA and (iv) where the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by the Underwriting Agreement.

13. Description of the Securities and the Indenture. The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Prospectus Supplement Summary—The Offering,” “Description of the Notes,” and “Description of Debt Securities,” insofar as such statements constitute descriptions or summaries of the terms of the Securities or the Indenture are accurate descriptions or summaries in all material respects.

14. Investment Company Act. None of the Partnership Parties is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

15. Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted by the Commission.

16. Tax Opinion. The statements in the Preliminary Prospectus and the Prospectus under the caption “Material Federal Income Tax Consequences,” insofar as they purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax law and regulations or legal conclusions described therein in all material respects, subject to the assumptions and qualifications set forth therein.

Annex C-1

Annex C-2

Form of Opinion of General Counsel

(a) The execution and delivery of the Underwriting Agreement and the Indenture by each of the Partnership Parties, the offering, issuance and sale by the Partnership of the Securities, and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Registration Statement, Time of Sale Information and the Prospectus does not contravene any agreement, indenture or other instrument binding upon any of the Valero Entities known to me, except, for any contravention that would not, individually or in the aggregate, have a Material Adverse Effect, or to my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Valero Entity.

(b) After due inquiry, to my knowledge, there are no (i) actions, suits, legal or governmental investigations or other proceedings pending or threatened to which any of the Valero Entities is a party or to which any of the properties of any of the Valero Entities is subject that (A) are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or (B) if determined adversely to a Valero Entity, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by the Underwriting Agreement or (ii) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

Annex C-2